Exhibit 32.1
PURSUANT TO 18 U.S.C. 1350
Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of InferX Corporation, a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Quarterly Report on Form 10-QSB for the three months ended September 30, 2006 (the “Form 10-QSB”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ B.K. Gogia
Date: November 14, 2006	B.K. Gogia
Chief Executive Officer

/s/ Scott B. Parliament
Date: November 14, 2006	Scott B. Parliament
Chief Financial Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as a separate disclosure document.